EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 50 to Registration Statement No. 33-14567 on Form N-1A of our reports dated February 12, 2010, relating to the financial statements and financial highlights of American Century Variable Portfolios, Inc., including VP Balanced Fund, VP Capital Appreciation Fund, VP Income & Growth Fund,  VP International Fund, VP Large Company Value Fund, VP Mid Cap Value Fund, VP Ultra Fund, VP Value Fund, and VP Vista Fund, appearing in the Annual Report on Form N-CSR of American Century Variable Portfolios, Inc. for the year ended December 31, 2009, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are parts of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Kansas City, Missouri
April 7, 2010